Exhibit 99.1

Hercules Announces Intention to Partially Redeem its 6.25% Notes due 2024

Accretive Balance Sheet Management to Save $1.3 Million in Annual Interest and Fee Expenses

PALO ALTO, Calif., October 24, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced its intent to redeem approximately $75.0 million (face value) in issued and outstanding aggregate principal amount of the Company’s 6.25% Notes due 2024 (CUSIP No. 427096862) (the “Notes”), which were issued pursuant to the indenture dated as of March 6, 2012, between the Company and U.S. National Bank Association, as trustee (the “Indenture”). The Notes trade on the New York Stock Exchange under the ticker symbols “HTGX”. The redemption price will be par $25.00 per Note plus accrued and unpaid interest through, but excluding, the redemption date, November 23, 2017.

The partial retirement of the Notes will result in certain interest savings if the Notes were otherwise left outstanding through maturity, but will also accelerate the amortization of certain underwriting fees resulting in an increase in related expense in the period the Notes are redeemed. Hercules intends to make additional redemptions on the Notes throughout calendar 2018, depending on its anticipated cash needs. The Company will provide notice for and complete all redemptions in compliance with the terms of the indenture.

The Notes should be presented and surrendered by mail or by hand at the office of the Paying Agent, U.S. Bank National Association, Corporate Trust Services, 111 Fillmore Avenue E, St. Paul, MN 55107. The settlement of the redemption is expected to occur on February 24, 2017. Questions related to the notice of redemption and related materials should be directed to U.S. Bank via telephone at 1-800-934-6802.

The retirement of the $75.0 million 2024 Notes, along with the closed 4.625% Investment Grade Notes due 2022 on October 23, 2017, will save the Company approximately $1.3 million in annual interest and fee expense (on a cost of funds basis), or $0.02 NII per share annually, based on the 82.3 million weighted shares outstanding on June 30, 2017 and excluding the one-time non-cash acceleration and 30-day interest overlap expense of $2.4 million, or $0.03 NII per share, associated with the redemption of the 2024 Notes.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.9 billion to over 380 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.” In addition, Hercules has three outstanding bond issuances of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX), 4.375% Convertible Senior Notes due February 2022 and 4.625% Unsecured Notes due October 2022.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com